CUSIP No. 816883102	13G

Exhibit 2

Members of Group

Deer VIII & Co. Ltd.

Deer VIII & Co. L.P.

Bessemer Venture Partners VIII Institutional L.P.

Bessemer Venture Partners VIII L.P.